Exhibit 32.2
CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350
     In connection with the accompanying quarterly report on Form 10-Q of Phoenix Technologies, Ltd. for the quarter ended December 31, 2007 (the “Report”), I, Richard W. Arnold, Executive Vice President of Strategy & Corporate Development and Chief Financial Officer of Phoenix Technologies, Ltd., hereby certify pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:
(1) such Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) the information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of Phoenix Technologies Ltd.

January 31, 2008	By:	/s/ RICHARD W. ARNOLD

Date	Richard W. Arnold
Chief Operating Officer and Chief Financial Officer
(Principal Financial Officer)